                                                                     EXHIBIT 4.1



                         YORK INTERNATIONAL CORPORATION

                         [TITLE OF SERIES OF SECURITIES]

NO. [   ]                                                           $[       ]

         [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                  YORK INTERNATIONAL CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received, hereby
promises to pay to [         ], or registered assigns, the principal sum of
[          ] at the office or agency of the Company referred to below, on
[      ], and to pay interest, semi-annually on [      ] and [      ] of
each year, on said principal sum at said office or agency, at the rate of[   ]%
per annum, from the [      ] or [       ], as the case may be, next
preceding the date of this Security to which interest has been paid, unless the date hereof is the date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in
which case from [       ], until payment of said principal sum has been
made or duly provided for. Notwithstanding the foregoing, if the date hereof is
after the [     ] day of the calendar month preceding any [       ] or
[      ], as the case may be, and prior to such [      ] or
[       ], this Security shall bear interest; PROVIDED, HOWEVER, that if and to the extent that the Company shall default in the payment of interest due on
such [      ] or[     ], then this Security shall bear interest from
the next preceding [       ] or[       ] to which interest has been
paid, or, if no interest has been paid on the Securities, from [      ].
The interest so payable on any [       ] or[      ] will, subject to
certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of
business on the [     ] day of the calendar month preceding such [       ] or
[       ].
                  Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
                  The Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
                  IN WITNESS WHEREOF, York International Corporation has caused this instrument to be executed in its name and on its behalf by the signature of
its [     ] and by signature of its [      ] and has caused
its corporate seal to be affixed hereunto or imprinted hereon.

Dated:[       ]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION [SEAL] YORK INTERNATIONAL CORPORATION This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee        By:[          ]


By:____________________________________ By:[          ]
                Authorized Officer

                         YORK INTERNATIONAL CORPORATION

                         [TITLE OF SERIES OF SECURITIES]


                  This Security is one of a duly authorized issue of Securities
of the Company, designated as its [        ] (herein called the
"Securities"), limited (except as otherwise provided in the Indenture referred
to below) to the aggregate principal amount of $[       ], all issued or to
be issued under and pursuant to a [Senior] [Senior Subordinated] [Subordinated]
Indenture, dated as of [        ] (herein called the "Indenture"), duly
executed and delivered by the Company and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form only, without coupons, in
denominations of $[     ] and integral multiples thereof.
                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of the holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
                  Subject to the terms of the Indenture, the Company may elect [either (i)] to defease and be discharged from any and all obligations with respect to the Securities [or (ii) to be released from its obligations with respect to certain covenants applicable to the Securities], upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.
                  [Discussion of provisions relating to redemption, if applicable.] [Discussion of provisions relating to subordination, if applicable.]
                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, at the rate and in the coin or currency prescribed herein.
                  Upon the presentment for registration of transfer of this
Security at the office or agency of the Company at [       ], a new
Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.
                  Prior to due presentment for registration of transfer of this Security, the Company, the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Security, for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and the Company or the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent shall not be affected by any notice to the contrary.